Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 March 22, 2006

                               DIALOG GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294

Delaware                                                           87-0394290
----------------------------------                                 ----------
(State or other jurisdiction of                             (I.R.S.  Employer
incorporation or organization )                           Identification No.)



            Twelfth Floor, 257 Park Avenue South, New York, NY 10010
            --------------------------------------------------------
                    (Address of Principal Executive Offices)


                                  212-254-1917
                                  ------------
              (Registrant's Telephone number, including area code)

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

         Since the filing of the Current Report on Form 8-K filed on January 30, 2006, the following securities have been sold:

         Sales for Cash

         Convertible Debentures and Warrants to purchase Common Stock

         On March 22, a group of five investors associated with Midtown Partners & Co. LLC purchased convertible debentures with an aggregate initial principal of $278,778. The debentures mature in 2008 and bear interest at the rate of 12% per annum; it is payable monthly in cash. The principal and any unpaid interest is convertible, at the holders election, into common stock at the rate of one share of common stock for each $0.01 or principal or interest converted.

         In addition, the investors received warrants to purchase a total of 8,393,347 for $0.01 per share. The warrants are exercisable immediately and expire on the tenth anniversary of their issue. In addition, they provide for cashless exercise.

         In connection with this transaction, the investment banking firm of Midtown Partners & Co. LLC received an investment banking fee of $ 27,778 plus a $2,000 non-accountable expense allowance. In addition, as additional compensation, the Company issued identical ten-year warrants to purchase 5,009,002 shares of common stock for $.01 per share.

         The investors had represented themselves to be accredited investors who were purchasing the debentures and warrants and any shares issued upon their conversion or exercise, respectively, for their own investment and not for resale. They agreed in writing to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         Class E Preferred Stock Dividends

         During the first quarter of 2006, the Board decided to pay an additional quarterly dividend on the Company's Class E Preferred Stock in shares of common stock. The dividends, at a rate of $400 per share per quarter, for the fourth quarter of 2005 had not been paid. Pursuant to the provisions of the Class E Preferred Stock Declaration, shares of common stock, based on the average closing price for the shares during the last 20 trading days before the dividends were due, maybe paid in lieu of cash. In March 2006 5,135,484 shares were issued to settle $39,800 of additional dividends. The holders of the Class E Preferred Stock had represented themselves in writing to be accredited investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

                                  Page 2 of 5

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         Conversion of Salary and Debt

      On March 24, 2005 Peter DeCrescenzo, the company's president agreed that he would convert $100,000 of past due 2005 and 2006 accrued salary and unpaid vacation pay into convertible debentures on the same terms as the Midtown Partners investors. In addition, on the same day, Vincent DeCrescenzo, Sr. the company's executive vice president agreed that he would convert $100,000 of past due 2005 and 2006 accrued salary and unpaid vacation pay into convertible debentures on the same terms as the Midtown Partners investors. However, no compensation was paid with respect to these transactions.

      Peter DeCrescenzo and Vincent DeCrescenzo are both officers of the company and accredited investors who are purchasing the debentures and warrants and any shares issued upon their conversion or exercise, respectively, for their own investment and not for resale. They agreed in writing to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) The Financial Statements of business acquired.

     Not Applicable

(b) Pro forma financial statements.

     Not Applicable

(c) Exhibits:

        Exhibit Number   Description of Exhibit
        --------------   ----------------------

             4.2         Convertible Debenture
             4.3         Common Stock Purchase Warrant


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIALOG GROUP, INC.


Date: March 24, 2006                By: /s/ Peter DeCrescenzo
                                        ----------------------------------------
                                        Peter V. DeCrescenzo, President & CEO

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                                INDEX TO EXHIBITS

  Exhibit      Page
  Number       Number                         Description
  ---------    --------       --------------------------------------------------

   4.2         E - 1          Rescission Agreement
   4.3         E - 11         Common Stock Purchase Warrant